UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	September 4, 2019

PEAPACK-GLADSTONE FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

New Jersey	001-16197	22-3537895
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

500 Hills Drive, Suite 300, Bedminster, New Jersey	07921
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(908) 234-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	PGC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter). _____

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act. ______

Item 8.01.	Other Events.

On September 4, 2019, Eric H. Waser, Executive Vice President of Peapack-Gladstone Bank, the wholly owned subsidiary of Peapack-Gladstone Financial Corporation (the “Company”), entered into a stock trading plan to sell 12,000 shares of common stock over a three-month period. The trading plan, which becomes effective in September 2019, is designed to comply with Rule 10b5-1 of the Securities Exchange Act of 1934.  In accordance with Rule 10b5-1, officers of a public company may adopt a plan for selling stock of the public company when the officer is not in possession of material, non-public information about the company.

Mr. Waser entered into the plan for tax and financial planning purposes.  Following the completion of the plan, Mr. Waser will still maintain a substantial ownership position and will continue to be in compliance with the stock ownership requirements for executive officers as required by the Company’s stock ownership guidelines.  The stock transactions under the plan will be disclosed publicly through filings made with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

Dated:	September 9, 2019	By:	/s/Jeffrey J. Carfora
		Name:	Jeffrey J. Carfora
		Title:	Senior Executive Vice President and Chief Financial Officer